EMPLOYEE CONFIDENTIALITY AND UNFAIR COMPETITION AGREEMENT

            THIS AGREEMENT MADE this the 26th day of April, 2005, by and between Michael E. Reed ("Employee") and EEI Technologies, Inc. d/b/a Electro Energy, Inc. (hereinafter referred to as "Company").

            WHEREAS, Employee desires to be employed by Company in a capacity in which he may receive, contribute or develop Confidential and Proprietary Information;

            WHEREAS, access, contribution and/or development of such information is necessary in order for Employee to perform his duties in a professional manner;

            WHEREAS, such information is important to the future of the Company and the Company expects the Employee to keep secret such proprietary and confidential information and not to compete with the Company during his employment and for a reasonable period after employment.

            NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1)	Definitions. As used in this Agreement:

a)

"Company" shall mean EEI Technologies, Inc. d/b/a Electro Energy, Inc., its successors and assigns, and any of their present or future subsidiaries or organizations controlled by, controlling, or under common control with them.

	b)	"Affiliate" shall mean any person, corporation, partnership or other entity with which joint enterprises are carried on with the Company or in which the Company has any interest.

c)

"Confidential and Proprietary Information" shall mean any and all information disclosed or made available to the Employee or known by the Employee as a direct or indirect consequence of or through his employment by the Company in which the Company is or may become engaged, including, but not limited to, customers, clients, contracts and agreements, marketing, product development, plans, publications, equipment, financial information, and any information or data related to the Company's and its Affiliate's products, devices, structures, materials, technologies, patents processes, procedures, methods, formulae, techniques, services, finances, research, development, Inventions, manufacture, purchasing, accounting or engineering. Notwithstanding the above, it is agreed that the Confidential and Proprietary Information shall not include the following:

		i)	any information which appears in printed publications available to the public, or becomes generally known to the industry, other than through the acts, negligence, or faults of the Employee; and

ii)

any information not solicited by Employee which comes into Employee's possession without covenant of secrecy from another party, who is under no direct or indirect obligation to the Company to maintain the confidentiality of the information.

d)

"Inventions" shall mean discoveries, concepts, and ideas, whether patentable or not, relating to any present, contemplated, or prospective activities, investigations or obligations of the Company, including, but not limited to, products, devices, technologies, patents, structures, processes, procedures, methods, formulae, manufacturing, materials, techniques, or services and any improvements to the foregoing.

2)

Right to Inventions. With respect to all Inventions made, conceived or reduced to practice by Employee, whether or not during the hours of his employment or with the use of Company facilities, materials, or personnel, in whole or in part, either solely or jointly with others, during the term of his employment by the Company, and for a period of one (1) year after termination of such employment, and without royalty or any other consideration:

a)

Employee shall inform the Chief Executive Officer of the Company promptly and fully of such Inventions and upon request by such person set forth in writing in such details as are necessary to explain the structures, procedures, and methodology employed and the results achieved.

b)

Employee hereby agrees that all such Inventions shall be the sole and exclusive property of the Company, whether patented or not, and Employee hereby assigns and agrees to assign to the Company all of his right, title and interest in and to such Inventions and to all proprietary rights therein, based thereon or related thereto, including, but not limited to, applications for United States and foreign letters of patent and resulting letters of patent. Employee shall execute, acknowledge, and deliver any and all instruments conveying, confirming or otherwise affecting such ownership by the Company of such Inventions.

c)

Employee shall execute such documents and provide such assistance as may be deemed necessary by the Company to apply for, defend, or enforce any United States and foreign letters patent based on or related to such Inventions.

d)

Employee hereby waives any and all rights to claim that any discoveries, concepts, ideas, products, devices, structures, processes, procedures, methods, formulae, techniques or services and any improvements thereto have been made, acquired, conceived, or reduced to practice prior to his employment by the Company and not subject to the terms and conditions of this Agreement.

3)

Non-Disclosure of Confidential Information. Except as required in the performance of his duties to the Company, during the term of his employment and for a period of five(5) years after termination of such employment, Employee shall treat as confidential and shall not, directly or indirectly, use, disseminate, disclose, publish, or otherwise make available to any person, firm, corporation, unincorporated association or other entity any Confidential and Proprietary Information or any portion thereof. Upon termination of his employment with the Company, all papers, documents, records, lists, notebooks, files, and similar items containing Confidential and Proprietary Information, including copies thereof, then in the Employee's possession, whether prepared by him or others, shall be promptly returned to the Company. If at any time after the termination of employment, the Employee determines that he has any Confidential and Proprietary Information in his possession or control, he shall immediately return to the Company all such Confidential and Proprietary Information, including all copies and portions thereof. Further, it shall not be a breach of this Agreement for Employee to disclose Confidential and Proprietary Information in connection with an administrative, regulatory (such as securities regulations), or judicial process or proceeding, so long as the Employee is compelled by law to disclose, gives prompt notice to the Company of the possibility of such disclosure and the Employee must use his reasonable best efforts to resist disclosure.

4)	Non-Competition.

a)

During the term of Employee's employment with the Company and for a period of six (6) months thereafter, Employee agrees that he will not, directly or indirectly, own, operate, manage, consult with, control, participate in the management or control of, be employed by, maintain or continue any interest whatsoever in any enterprise located within the United States that develops, manufactures or processes nickel metal hydride, nickel cadmium or lithium batteries, without the prior written consent of the Company.

b)

During the term of Employee's employment with the Company and for a period of one (1) year thereafter, Employee agrees that he will not solicit or contact any of the customers or clients with whom Employee has had contact during the term of his employment with the Company.

5)

Employee acknowledges that his adherence to the terms of the covenants set forth in Sections 1, 2 and 3 are necessary to protect the value of Company's business, that a breach of such covenants will result in irreparable and continuing damage to the Company, and that money damages would not adequately compensate Company for any such breach and, therefore, that Company would not have an adequate remedy at law. In the event any action or proceeding shall be instituted by Company to enforce any provision of Sections 1, 2 or 3, Employee hereby waives the claim or defenses in such action that (i) money damages are adequate to compensate the Company for such breach, and (ii) there is an adequate remedy at law available to Company, and shall not urge in any such action or proceeding the claim or defense that such remedy at law exists. Company shall have, in addition to any and all remedies at law, the right, without posting of bond or other security, to an injunction, both temporary and permanent, specific performance and/or other equitable relief to prevent the violation of any obligation under Sections 1, 2 or 3. The parties agree that the remedies of Company for breach of Sections 1, 2 or 3 shall be cumulative and seeking or obtaining injunctive or other equitable relief shall not preclude the making of a claim for damages or other relief. The parties to this Agreement also agree that Company shall be entitled to such damages as Company can show it has sustained by reason of such breach. In any action brought to enforce the covenants set forth in Section 1, 2 or 3, or to recover damages for breach thereof, the Company shall be entitled to recover reasonable attorneys' fees and other expenses of litigation, together with such other and further relief as may be proper.

6)	This Agreement shall be binding upon the parties hereto and upon their respective executors, administrators, legal representatives, successors, and assigns.

7)	Nothing contained in this Agreement shall be construed or confer any obligation or right to employment or to continue in the employment of the Company.

8)

This Agreement shall be governed by the laws of the State of Connecticut, without giving effect to that state's principles of conflicts of law. It is the intent of the parties that the Agreement be enforced to the fullest extent permissible under applicable laws and public policies. The invalidity, illegality, or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid, illegal, or unenforceable provision had been omitted. If any part of this agreement is for any reason held to be excessively broad as to time, duration, geographical scope, activity or subject, it will be construed, by limiting or reducing it, so as to be enforceable to the extent reasonably necessary for the protection of the Company.

9)

Captions to and headings of the sections of this Agreement are solely for the convenience of the parties and not a part of this Agreement and shall not be used for the interpretation or determination of the validity of this Agreement or any provision hereof.

10)

This Agreement shall not be amended or modified, and none of the provisions hereof shall be waived, except in a writing signed on behalf of the parties hereto or, in the case of a waiver, on behalf of the party making the waiver.

11)

This Agreement may be executed in any number of copies, each of which shall be deemed an original and no other copy need be produced. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

THIS SPACE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE TO FOLLOW.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

EEI TECHNOLOGIES, INC. D/B/A ELECTRO ENERGY, INC.		MICHAEL E. REED

By:	/s/Martin G. Klein	/s/Michael E. Reed
Its Chairman and Chief Executive Officer